Exhibit 3.28

CORPORATE ACCESS NUMBER: 2011100662

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

INCORPORATION

1110066 ALBERTA LTD.

WAS INCORPORATED IN ALBERTA ON 2004/05/27.

FORM 1

PROVINCE OF ALBERTA
CONSUMER AND CORPORATE AFFAIRS

BUSINESS CORPORATIONS ACT (Section 6)

ARTICLES OF INCORPORATION

1.	Name of Corporation: 1110066 ALBERTA LTD.

2.	The classes, and any maximum number of shares that the Corporation is authorized to issue:

See Schedule I attached hereto:

3.	Restrictions on share transfers (if any):

No shares of the Corp. shall be transferred without the approval of the directors either by a resolution passed at a Board of Directors meeting or by an instrument in writing signed by all the directors.

4.	Number, or minimum and maximum number, of directors that the Corporation may have:

Minimum number of directors: one (1);
Maximum number of directors: seven (7)

5.	If the Corporation is restricted from carrying on a certain business, or restricted to carrying on a certain business, specify the restriction(s):

None

6.	Other rules or provisions (if any): See Schedule II attached hereto:	ELECTRONICALLY FILED AT ALBERTA REGISTRIES BY MILLER THOMSON LLP

7.	Date:	DATE:	MAY 27 2004

	2004/ 05 / 27	INITIALS:
Year Month Day

Incorporator’s Name and Address:	Signature:

William J. Fowlis
3000, 700 – 9th Avenue SW
Calgary, AB T2P 3V4	/s/ William Fowlis

SCHEDULE I

2.                                      THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE

2.1                                 Authorized Capital

(a)                                  An unlimited number of Class “A” shares; and

(b)                                 An unlimited number of Class “B” shares; and

(c)                                  An unlimited number of Class “C” shares; and

(d)                                 An unlimited number of Class “D” shares; and

(e)                                  An unlimited number of Class “E” shares; and

(f)                                    An unlimited number of Class “F” shares; and

(g)                                 An unlimited number of Class “G” shares; and

(h)                                 An unlimited number of Class “H” shares; and

(i)                                     An unlimited number of Class “I” shares;

2.2                                 The Special Rights, Privileges, Restrictions and Conditions Attaching to each Class of Shares

(a)                                  Voting

The holders of Class “A”, Class “B”, Class “C” and Class “I” shares shall be entitled to receive notice of and to vote at all meetings of the shareholders of the Corporation except meetings at which only holders of a specified class of shares are, by the provisions of the Business Corporations Act, entitled to vote. Subject always to the provisions of the Business Corporations Act, the holders of Class “D”, Class “E”, Class “F”, Class “G” and Class “H” shares shall not be entitled to receive notice of or attend any meetings of the shareholders of the Corporation and shall not be entitled to vote at such meetings.

(b)                                 Dividends

(i)                                     Preference

The holders of the Class “G” and Class “H” shares (the “Preferred Shares”) shall in each year, at the discretion of the Directors, but without preference or priority with respect to payment of dividends to holders of any other class of shares, be entitled out of all or any profits or surplus available for dividends, to non-cumulative dividends at a rate per annum equal to the prescribed rate of interest for the purposes of subsection 256(1.1) of the Income Tax Act (Canada) as of the time of issuance of the first then issued shares of the particular class (the “Prescribed Rate”) in each case on the Redemption Amount thereof (as described in subsection 2.2(c) herein) as may be determined by the Directors, payable at such time or times and at such place or places as the Directors may determine. The Directors shall be entitled from time to time to declare part of the said non-cumulative dividend for any fiscal year notwithstanding that such dividend for such fiscal year shall not be declared in full. The said dividends shall be non-cumulative whether earned or not earned, and if in any fiscal year the Directors in their discretion shall not declare the said dividends or any part thereof, then the right of the holders of the Preferred Shares of any class to such dividends or to any undeclared part thereof for the fiscal year shall be extinguished. The holders of the Preferred Shares shall in no circumstances be entitled to any dividends other than or in excess of the non-cumulative dividends at the rate herein provided for.

(ii)                                  Class “I” Shares

The holders of the Class “I” shares shall not be entitled to dividends of any kind whatsoever.

(iii)                               Exclusive

Subject to paragraph 2.2(b)(ii), the holders of each share of every class of the shares shall be entitled to receive dividends as and when declared by the Directors, acting in their sole discretion, which dividends may be declared on one class of shares wholly or partially to the exclusion of dividends in respect of any other class of shares.

(iv)                              Restriction on Dividends

No dividends or distributions of any kind whatsoever shall be declared or made in respect of any of the shares of the Corporation which would be contrary to any applicable law or which would have the effect of reducing the net assets, including goodwill, of the Corporation to an amount insufficient to enable the redemption by the Corporation, at the aggregate of the Redemption Amounts, of the issued and outstanding Preferred Shares, together with the amount of any dividends declared but not paid in respect of the issued and outstanding Preferred Shares.

(c)                                  Redemption Amount of Preferred Shares

(i)                                     Formula for Calculation of the Redemption Amount

The Redemption Amount for each Preferred Share shall be equal to the fair market value of the property or issued shares of the Corporation of a different class (the “Assets”) for which Preferred Shares were issued by the Corporation (the “Asset Value”) less the aggregate value of any non-share consideration given or obligation assumed by the Corporation as

2

partial consideration for the Assets (the “Non-Share Value”) divided by the number of Preferred Shares issued in exchange for the Assets.

(ii)                                  Fair Market Value Adjustment

Notwithstanding the provisions of the foregoing paragraph 2.2(c)(i) hereof, if the Minister of National Revenue, the Provincial Treasurer of the Province of Alberta, their authorized representative or any similar authority shall assess or reassess the Corporation or its shareholders for income tax (or propose such an assessment or reassessment) on the basis of a determination or assumption that the Asset Value or the Non-Share Value should have been a greater or lesser amount than the amount determined upon issuance of any particular Preferred Share, then the Asset Value shall be adjusted (the “Adjusted Asset Value”) or the Non-Share Value shall be adjusted (the “Adjusted Non-Share Value”), as the case may be, and shall be deemed to be:

(A)                              subject to subparagraph (C) hereof, the fair market value of the Assets or Non-Share Value as determined by the authority making or proposing such an assessment or reassessment, provided that the Directors agree that such determination is accurate; or

(B)                                subject to subparagraph (C) hereof, where the Directors do not agree that the authority’s determination is accurate, the fair market value of the Assets or Non-Share Value as determined by a qualified person whom the Directors shall appoint to make that determination forthwith following the making or proposing of such an assessment or reassessment; or

(C)                                where any such assessment or reassessment is the subject of an appeal to the Court of competent jurisdiction, the fair market value of the Assets or Non-Share Value as determined by that Court.

(iii)                               Adjustment of Redemption Amount

In the event of a determination of an Adjusted Asset Value or an Adjusted Non-Share Value then the Redemption Amount payable for each Preferred Share issued in exchange for the Assets shall be adjusted by the Directors and shall be equal to the Adjusted Asset Value (or, if there has been no adjustment, the Asset Value) less the Adjusted Non-Share Value (or, if there has been no adjustment, the Non-Share Value), all divided by the total number of Preferred Shares of the class issued in exchange for the Assets. If any Preferred Shares of the class shall have been redeemed or any dividends shall have been declared thereon prior to the Redemption Amount being adjusted as aforesaid, any resulting over-payment by the Corporation shall be a debt due on demand to the Corporation from the holder of such Preferred Shares and any resulting under-payment shall be a debt due on demand from the Corporation to the holders of such Preferred Share.

3

(d)                                 Redemption Procedure

(i)                                     Subject to the Business Corporations Act, the Corporation may, upon giving notice as hereinafter provided, redeem the whole or any part of the Preferred Shares of any class on payment for each Preferred Share to be redeemed of the Redemption Amount, together with all dividends declared thereon and unpaid. If at any time only part of the then outstanding Preferred Shares of any class are to be redeemed, the redemption shall be pro rata from the holders of the Preferred Shares of that class, provided that the Directors may make such adjustments as shall be necessary to avoid the redemption of fractional parts of the Preferred Shares of the class. Unless waived by the registered holder of the shares to be redeemed, the Corporation shall give not less than thirty (30) days notice in writing of such redemption by mailing such notice to the registered holder of each Preferred Share to be redeemed, specifying the date and place or places of redemption. If notice of any such redemption be given by the Corporation in the manner aforesaid and an amount sufficient to redeem such shares be deposited with any trust company or chartered bank in Canada as specified in the notice on or before the date fixed for redemption, dividends on the Preferred Shares to be redeemed shall cease after the date so fixed for redemption and the holders thereof shall thereafter have no rights against the Corporation in respect thereof except, upon the surrender of certificates for such Preferred Shares, to receive payment therefor out of the monies so deposited. Upon the amount sufficient to redeem such Preferred Shares being deposited with any trust company or chartered bank in Canada as aforesaid, notice shall be given to the holders of the Preferred Shares called for redemption who have failed to present the certificates representing such Preferred Shares, within two (2) months of the date specified for redemption, to the effect that the monies have been so deposited and may be obtained by the holders of the said Preferred Shares upon presentation of the certificates representing such Preferred Shares for redemption at the said trust company or chartered bank in Canada. If any part of the total monies so deposited has not been paid to or to the order of the respective holders of the Preferred Shares which were called for redemption within two (2) years after the date upon which such deposit was made or the date specified for redemption in the said notice, whichever is the later, such balance of monies remaining in the account shall be returned to the Corporation without prejudice to the rights of the holders of the Preferred Shares being redeemed to claim the monies so deposited without interest from the Corporation.

(e)                                  Retractable

(i)                                     Each holder of a Preferred Share has the right, exercisable by depositing the holder’s share certificate with the Corporation at its registered office, to require the Corporation to redeem any Preferred Share within thirty (30) days after the date the certificate is deposited, for an amount equal to one

4

hundred (100%) per cent of the Redemption Amount of the Preferred Share so deposited, together with all dividends declared thereon and unpaid. The Corporation will not be obligated to redeem any Preferred Share pursuant to this provision if and so long as the redemption would be contrary to any applicable law.

(f)                                    Liquidation

In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary:

(i)                                     firstly, the holders of the Preferred Shares shall rank equally amongst themselves and shall be entitled to receive in respect of each Preferred Share held, before distribution of any part of the assets of the Corporation amongst the holders of the shares of any other class in the capital of the Corporation, an amount equal to one hundred (100%) per cent of the Redemption Amount of such Preferred Share and any dividends declared thereon and unpaid, but no more. In the event that less than one hundred (100%) per cent of the amount necessary for redemption of each Preferred Share is available for distribution to the holders of the Preferred Shares of every class, then the holders of the Preferred Shares shall be entitled to participate in such distribution in equal proportions in respect of each Preferred Share held, firstly having regard to the respective Redemption Amounts of such Preferred Shares and secondly having regard to the amount of declared but unpaid dividends owing in respect of each such class; and

(ii)                                  the holders of the Class “I” shares shall be entitled to receive in respect of each Class “I” share held, before distribution of any part of the assets of the Corporation amongst the holders of the Class “A”, Class “B”, Class “C”, Class “D”, Class “E” and Class “F” shares in the share capital of the Corporation, an amount equal to the quotient obtained when the stated capital maintained for the Class “I” shares is divided by the number of Class “I” shares then outstanding and no more;

(iii)                               thereafter, the holders of the Class “A”, Class “B”, Class “C”, Class “D”, Class “E” and Class “F” shares shall be entitled to participate equally amongst themselves in respect of each Class “A”, Class “B”, Class “C”, Class “D”, Class “E” and Class “F” share held in any further distribution of the assets of the Corporation.

5

SCHEDULE II - OTHER RULES OR PROVISIONS

6. Other rules or provisions (if any):

(a)                                  The shares of the Corporation may not be beneficially owned, directly or indirectly, by more than 50 persons, counting any 2 or more joint registered owners as one beneficial owner, and not counting employees and former employees of the Corporation or its affiliates.

(b)                                 Any distribution of shares by the Corporation, or trade by any person, which would have the effect of causing the Corporation to cease to be a private issuer for the purposes of any Rule or Regulation made under the provisions of the Securities Act is prohibited.

(c)                                  The corporation shall have a lien on the shares registered in the name of a shareholder or his legal representative for a debt of that shareholder to the corporation.

(d)                              The directors may, between annual general meetings, appoint one (1) or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed one- third (1/3) of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

CORPORATE ACCESS NUMBER: 2011100662

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT

1110066 ALBERTA LTD.
CHANGED ITS NAME TO CHIEF HAULING CONTRACTORS INC. ON
2004/08/19.

Name Change Alberta Corporation - Registration Statement

Service Request Number:	6387880
Corporate Access Number:	2011100662
Legal Entity Name:	1110066 ALBERTA LTD.
French Equivalent Name:
Legal Entity Status:	Active

Alberta Corporation Type:	Named Alberta Corporation
New Legal Entity Name:	CHEF HAULING CONTRACTORS INC.
New French Equivalent Name:
Nuans Number:	81025660
Nuans Date:	2004/08/13
French Nuans Number:
French Nuans Date:

Professional Endorsement Provided:
Future Dating Required:

Annual Return

No Records returned

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Share Structure	ELECTRONIC	2004/05/27
Other Rules or Provisions	ELECTRONIC	2004/05/27

Registration Authorized By:	WARDEN PALMER
DIRECTOR

FORM 4

PROVINCE OF ALBERTA
CONSUMER AND CORPORATE AFFAIRS

BUSINESS CORPORATIONS ACT
(Section 29 or 177)

ARTICLES OF AMENDMENT

1.	NAME OF CORPORATION:	2.	CORPORATE ACCESS NUMBER

	1110066 ALBERTA LTD.		2011100662

3.	THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:

	Pursuant to section 173(3) of the Business Corporations Act (Alberta), Article 1 of the Articles of Incorporation is amended by deleting the existing Article 1 and substituting therefor the following:

	1.	Name of Corporation:

	CHIEF HAULING CONTRACTORS INC.

DATE	SIGNATURE	TITLE

August 5, 2004	/s/ Warden Palmer	Director

FILED
Date AUG 19/04
CORP. REGISTRY
INITIAL

UNDERTAKING pursuant to
Business Corporations Act (Alberta) Regulation 5.1

CHIEF HAULING CONTRACTORS INC., a corporation incorporated under the Business Corporations Act (Alberta) hereby undertakes to amend all titles and public registrations in the name of the body corporate formerly named Chief Hauling Contractors Inc. within six (6) months of the issuance of the Certificate of Amendment to change the name of the undersigned corporation to CHIEF HAULING CONTRACTORS INC.

DATED as of the 5 day of August, 2004

IN WITNESS WHEREOF 1110066 Alberta Ltd. has executed this consent by its duly authorized officer as of the date set forth above.

1110066 Alberta Ltd.

Per:	/s/ Warden Palmer

CONSENT pursuant to
Business Corporations Act (Alberta) Regulation 5.1

CHIEF HAULING CONTRACTORS INC., a corporation registered in the Province of Alberta in accordance with the laws of Alberta, does hereby consent to 1110066 Alberta Ltd., an affiliated corporation, changing its name to the identical name, CHIEF HAULING CONTRACTORS INC.. as permitted by the Business Corporations Act (Alberta) Regulation 5.1.

DATED as of the 27th day of July, 2004.

IN WITNESS WHEREOF CHIEF HAULING CONTRACTORS INC. has executed this consent by its duly authorized officer as of the date set forth above.

CHIEF HAULING CONTRACTORS INC.

Per:	/s/ Warden Palmer

Incorporate Alberta Corporation - Registration Statement

Service Request Number:	6128040
Alberta Corporation Type:	Numbered Alberta Corporation
Legal Entity Name:	1110066 ALBERTA LTD.
French Equivalent Name:
Nuans Number:
Nuans Date:
French Nuans Number:
French Nuans Date:

REGISTERED ADDRESS
Street:	3000, 700 - 9TH AVENUE SW
Legal Description:
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 3V4

RECORDS ADDRESS
Street:	3000, 700 - 9TH AVENUE SW
Legal Description:
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 3V4

ADDRESS FOR SERVICE BY MAIL
Post Office Box:
City:
Province:
Postal Code:
Internet Mail ID:

Share Structure:	SCHEDULE I - SHARE STRUCTURE

Share Transfers	NO SHARES OF THE CORP. SHALL BE TRANSFERRED WITHOUT APPROVAL OF THE DIRECTORS EITHER BY A RESOLUTION PASSED

Restrictions:	AT A BOARD OF DIRECTORS MEETING OR BY AN INSTRUMENT IN WRITING SIGNED BY ALL THE DIRECTORS.

Number of Directors:
Min Number Of Directors:	1
Max Number Of Directors:	7
Business Restricted To:	NONE
Business Restricted From:	NONE
Other Provisions:	SCHEDULE II - OTHER PROVISIONS

Professional Endorsement Provided:
Future Dating Required:
Registration Date:	2004/05/27

Director

Last Name:	MILLETT
First Name:	J.
Middle Name:	EUGENE
Street/Box Number:	632 WILLOWBROOK DRIVE SE
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2J 1N8
Country:
Resident Canadian:	Y

Last Name:	PALMER
First Name:	WARDEN
Middle Name:
Street/Box Number:	5654 - 55TH STREET SE
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2C 3G9
Country:
Resident Canadian:	Y

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Share Structure	ELECTRONIC	2004/05/27
Other Rules or Provisions	ELECTRONIC	2004/05/27

Registration Authorized By:	WILLIAM J. FOWLIS
SOLICITOR

Articles of Incorporation

For

1110066 ALBERTA LTD.

Share Structure:	SCHEDULE I - SHARE STRUCTURE
Share Transfers Restrictions:	NO SHARES OF THE CORP. SHALL BE TRANSFERRED WITHOUT APPROVAL OF THE DIRECTORS EITHER BY A RESOLUTION PASSED AT A BOARD OF DIRECTORS MEETING OR BY AN INSTRUMENT IN WRITING SIGNED BY ALL THE DIRECTORS.
Number of Directors:
Min Number of Directors:	1
Max Number of Directors:	7
Business Restricted To:	NONE
Business Restricted From:	NONE
Other Provisions:	SCHEDULE II - OTHER PROVISIONS

Registration Authorized By: WILLIAM J. FOWLIS
SOLICITOR

SCHEDULE I

2.             THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE

2.1                                 Authorized Capital

(a)                                  An unlimited number of Class “A” shares; and

(b)                                 An unlimited number of Class “B” shares; and

(c)                                  An unlimited number of Class “C” shares; and

(d)                                 An unlimited number of Class “D” shares; and

(e)                                  An unlimited number of Class “E” shares; and

(f)                                    An unlimited number of Class “F” shares; and

(g)                                 An unlimited number of Class “G” shares; and

(h)                                 An unlimited number of Class “H” shares; and

(i)                                     An unlimited number of Class “I” shares;

2.2           The Special Rights, Privileges, Restrictions and Conditions Attaching to each Class of Shares

(a)                                  Voting

The holders of Class “A”, Class “B”, Class “C” and Class “I” shares shall be entitled to receive notice of and to vote at all meetings of the shareholders of the Corporation except meetings at which only holders of a specified class of shares are, by the provisions of the Business Corporations Act, entitled to vote. Subject always to the provisions of the Business Corporations Act, the holders of Class “D”, Class “E”, Class “F”, Class “G” and Class “H” shares shall not be entitled to receive notice of or attend any meetings of the shareholders of the Corporation and shall not be entitled to vote at such meetings.

(b)                                 Dividends

(i)             Preference

The holders of the Class “G” and Class “H” shares (the “Preferred Shares”) shall in each year, at the discretion of the Directors, but without preference or priority with respect to payment of dividends to holders of any other class of shares, be entitled out of all or any profits or surplus available for dividends, to non-cumulative dividends at a rate per annum equal to the prescribed rate of interest for the purposes of subsection 256(1.1) of the Income Tax Act (Canada) as of the time of issuance of the first then issued shares of the particular class (the

“Prescribed Rate”) in each case on the Redemption Amount thereof (as described in subsection 2.2(c) herein) as may be determined by the Directors, payable at such time or times and at such place or places as the Directors may determine. The Directors shall be entitled from time to time to declare part of the said non-cumulative dividend for any fiscal year notwithstanding that such dividend for such fiscal year shall not be declared in full. The said dividends shall be non-cumulative whether earned or not earned, and if in any fiscal year the Directors in their discretion shall not declare the said dividends or any part thereof, then the right of the holders of the Preferred Shares of any class to such dividends or to any undeclared part thereof for the fiscal year shall be extinguished. The holders of the Preferred Shares shall in no circumstances be entitled to any dividends other than or in excess of the non-cumulative dividends at the rate herein provided for.

(ii)          Class “I” Shares

The holders of the Class “I” shares shall not be entitled to dividends of any kind whatsoever.

(iii)       Exclusive

Subject to paragraph 2.2(b)(ii), the holders of each share of every class of the shares shall be entitled to receive dividends as and when declared by the Directors, acting in their sole discretion, which dividends may be declared on one class of shares wholly or partially to the exclusion of dividends in respect of any other class of shares.

(iv)      Restriction on Dividends

No dividends or distributions of any kind whatsoever shall be declared or made in respect of any of the shares of the Corporation which would be contrary to any applicable law or which would have the effect of reducing the net assets, including goodwill, of the Corporation to an amount insufficient to enable the redemption by the Corporation, at the aggregate of the Redemption Amounts, of the issued and outstanding Preferred Shares, together with the amount of any dividends declared but not paid in respect of the issued and outstanding Preferred Shares.

(c)                                  Redemption Amount of Preferred Shares

(i)             Formula for Calculation of the Redemption Amount

The Redemption Amount for each Preferred Share shall be equal to the fair market value of the .property or issued shares of the Corporation of a different class (the “Assets”) for which Preferred

Shares were issued by the Corporation (the “Asset Value”) less the aggregate value of any non-share consideration given or obligation assumed by the Corporation as partial consideration for the Assets (the “Non-Share Value”) divided by the number of Preferred Shares issued in exchange for the Assets.

(ii)          Fair Market Value Adjustment

Notwithstanding the provisions of the foregoing paragraph 2.2(c)(i) hereof, if the Minister of National Revenue, the Provincial Treasurer of the Province of Alberta, their authorized representative or any similar authority shall assess or reassess the Corporation or its shareholders for income tax (or propose such an assessment or reassessment) on the basis of a determination or assumption that the Asset Value or the Non-Share Value should have been a greater or lesser amount than the amount determined upon issuance of any particular Preferred Share, then the Asset Value shall be adjusted (the “Adjusted Asset Value”) or the Non-Share Value shall be adjusted (the “Adjusted Non-Share Value”), as the case may be, and shall be deemed to be:

(A)                              subject to subparagraph (C) hereof, the fair market value of the Assets or Non-Share Value as determined by the authority making or proposing such an assessment or reassessment, provided that the Directors agree that such determination is accurate; or

(B)                                subject to subparagraph (C) hereof, where the Directors do not agree that the authority’s determination is accurate, the fair market value of the Assets or Non-Share Value as determined by a qualified person whom the Directors shall appoint to make that determination forthwith following the making or proposing of such an assessment or reassessment; or

(C)                                where any such assessment or reassessment is the subject of an appeal to the Court of competent jurisdiction, the fair market value of the Assets or Non-Share Value as determined by that Court.

(iii)       Adjustment of Redemption Amount

In the event of a determination of an Adjusted Asset Value or an Adjusted Non-Share Value then the Redemption Amount payable for each Preferred Share issued in exchange for the Assets shall be adjusted by the Directors and shall be equal to the Adjusted Asset Value (or, if there has been no adjustment, the Asset Value) less the Adjusted Non-Share Value (or, if there has been no adjustment, the Non-Share Value), all divided by the total number of Preferred Shares of the class issued in exchange for the Assets. If any Preferred Shares of the class shall have been redeemed or any dividends shall have been declared thereon prior to the Redemption Amount being adjusted as aforesaid, any resulting over-payment by the Corporation shall be a debt due on demand to the Corporation from the holder of such Preferred Shares and any resulting under-payment shall be a debt due on demand from the Corporation to the holders of such Preferred Share.

(d)                                 Redemption Procedure

(i)             Subject to the Business Corporations Act, the Corporation may, upon giving notice as hereinafter provided, redeem the whole or any part of the Preferred Shares of any class on payment for each Preferred Share to be redeemed of the Redemption Amount, together with all dividends declared thereon and unpaid. If at any time only part of the then outstanding Preferred Shares of any class are to be redeemed, the redemption shall be pro rata from the holders of the Preferred Shares of that class, provided that the Directors may make such adjustments as shall be necessary to avoid the redemption of fractional parts of the Preferred Shares of the class. Unless waived by the registered holder of the shares to be redeemed, the Corporation shall give not less than thirty (30) days notice in writing of such redemption by mailing such notice to the registered holder of each Preferred Share to be redeemed, specifying the date and place or places of redemption. If notice of any such redemption be given by the Corporation in the manner aforesaid and an amount sufficient to redeem such shares be deposited with any trust company or chartered bank in Canada as specified in the notice on or before the date fixed for redemption, dividends on the Preferred Shares to be redeemed shall cease after the date so fixed for redemption and the holders thereof shall thereafter have no rights against the Corporation in respect thereof except, upon the surrender of certificates for such Preferred Shares, to receive payment therefor out of the monies so deposited. Upon the amount sufficient to redeem such Preferred Shares being deposited with any trust company or chartered bank in Canada as aforesaid, notice shall be given to the holders of the Preferred Shares called for redemption who have failed to present the certificates representing such Preferred Shares, within two (2) months of the date specified for redemption, to the effect that the monies have been so deposited and may be obtained by the holders of the said Preferred Shares upon presentation of the certificates representing such Preferred Shares for redemption at the said trust company or chartered bank in Canada. If any part of the total monies so deposited has not been paid to or to the order of the respective holders of the Preferred Shares which were called for redemption within two (2) years after the date upon which such deposit was made or the date specified for redemption in the said notice, whichever is the later, such balance of monies remaining in the account shall be returned to the Corporation without prejudice to the rights of the holders of the Preferred Shares being redeemed to claim the monies so deposited without interest from the Corporation.

(e)                                  Retractable

(i)             Each holder of a Preferred Share has the right, exercisable by depositing the holder’s share certificate with the Corporation at its registered office, to require the Corporation to redeem any Preferred Share within thirty (30) days after the date the certificate is deposited, for an amount equal to one hundred (100%) per cent of the Redemption Amount of the Preferred Share so deposited, together with all dividends declared thereon and unpaid. The Corporation will not be obligated to redeem any Preferred Share pursuant to this provision if and so long as the redemption would be contrary to any applicable law.

(f)                                    Liquidation

In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary:

(i)             firstly, the holders of the Preferred Shares shall rank equally amongst themselves and shall be entitled to receive in respect of each Preferred Share held, before distribution of any part of the assets of the Corporation amongst the holders of the shares of any other class in the capital of the Corporation, an amount equal to one hundred (100%) per cent of the Redemption Amount of such Preferred Share and any dividends declared thereon and unpaid, but no more. In the event that less than one hundred (100%) per cent of the amount necessary for redemption of each Preferred Share is available for distribution to the holders of the Preferred Shares of every class, then the holders of the Preferred Shares shall be entitled to participate in such distribution in equal proportions in respect of each Preferred Share held, firstly having regard to the respective Redemption Amounts of such Preferred Shares and secondly having regard to the amount of declared but unpaid dividends owing in respect of each such class; and

(ii)          the holders of the Class “I” shares shall be

entitled to receive in respect of each Class “I” share held, before distribution of any part of the assets of the Corporation amongst the holders of the Class “A”, Class “B”, Class “C”, Class “D”, Class “E” and Class “F” shares in the share capital of the Corporation, an amount equal to the quotient obtained when the stated capital maintained for the Class “I” shares is divided by the number of Class “I” shares then outstanding and no more;

(iii)       thereafter, the holders of the Class “A”, Class “B”, Class “C”, Class “D”, Class “E” and Class “F” shares shall be entitled to participate equally amongst themselves in respect of each Class “A”, Class “B”, Class “C”, Class “D”, Class “E” and Class “F” share held in any further distribution of the assets of the Corporation.

SCHEDULE II - OTHER RULES OR PROVISIONS

6. Other rules or provisions (if any):

(a)                                  The shares of the Corporation may not be beneficially owned, directly or indirectly, by more than 50 persons, counting any 2 or more joint registered owners as one beneficial owner, and not counting employees and former employees of the Corporation or its affiliates.

(b)                                 Any distribution of shares by the Corporation, or trade by any person, which would have the effect of causing the Corporation to cease to be a private issuer for the purposes of any Rule or Regulation made under the provisions of the Securities Act is prohibited.

(c)                                  The corporation shall have a lien on the shares registered in the name of a shareholder or his legal representative for a debt of that shareholder to the corporation.

(d)                                 The directors may, between annual general meetings, appoint one (1) or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed one-third (1/3) of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

CORPORATE ACCESS NUMBER: 2011100662

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT AND REGISTRATION

OF RESTATED ARTICLES

CHIEF HAULING CONTRACTORS ULC
AMENDED ITS ARTICLES ON 2008/12/15.

BUSINESS CORPORATIONS ACT

Alberta		ARTICLES OF AMENDMENT

1.	Name of Corporation	2. Corporate Access Number

	CHIEF HAULING CONTRACTORS INC.	2011100662

3.	1.

Pursuant to subsection 173(1)(a) of the Business Corporations Act (Alberta), the Articles of the Corporation be amended by changing the name of the Corporation from Chief Hauling Contractors Inc. to CHIEF HAULING CONTRACTORS ULC; and

	2.

Pursuant to subsection 173(1)(m.1) and (n) of the of the Business Corporations Act (Alberta), the other rules and provisions as set out in the Articles of the Corporation are hereby amended by deleting the existing provisions and inserting therefor the attached Schedule of Other Provisions.

4.	DATE	SIGNATURE	TITLE

December 15, 2008		/s/ T. Murray Carey	SECRETARY

REGISTERED ON
THE ALBERTA REGISTRIES
CORES SYSTEM

DEC 15 2008

SCHEDULE OF OTHER PROVISIONS

1.                                       The number of direct or indirect beneficial owners of securities of the Corporation will be limited to not more than 50, not including employees and former employees of the Corporation or any of its affiliates, provided that each person is counted as one beneficial owner unless the person is created or used solely to purchase or hold securities of the Corporation, in which case each beneficial owner or each beneficiary of the person, as the case may be, shall be counted as a separate beneficial owner. For purposes of this paragraph, the term “securities” does not include non-convertible debt securities of the Corporation.

2.                                       Any invitation to the public to subscribe for securities of the Corporation is prohibited.

3.                                       The Corporation has a lien on the shares of a shareholder or his legal representative for a debt of that shareholder to the Corporation.

4.                                       The right to transfer securities of the Corporation, other than non-convertible debt securities, is restricted in that no securityholder shall be entitled to transfer any securities of the Corporation to any person who is not a securityholder of the Corporation unless the transfer has been approved by the board of directors of the Corporation.

5.                                       The liability of each of the shareholders of the Unlimited Liability Corporation, for any liability, act or default of the Unlimited Liability Corporation, is unlimited in extent and joint and several in nature.

Name/Structure Change Alberta Corporation - Registration Statement

Alberta Amendment Date: 2008/12/15

Service Request Number:	12476235
Corporate Access Number:	2011100662
Legal Entity Name:	CHIEF HAULING CONTRACTORS INC.
French Equivalent Name:
Legal Entity Status:	Active

Alberta Corporation Type:	Named Alberta Corporation
New Legal Entity Name:	CHIEF HAULING CONTRACTORS ULC
New French Equivalent Name:
Nuans Number:	94781724
Nuans Date:	2008/11/27
French Nuans Number:
French Nuans Date:

Share Structure:	SCHEDULE I - SHARE STRUCTURE

Share Transfers Restrictions:	NO SHARES OF THE CORP. SHALL BE TRANSFERRED WITHOUT APPROVAL OF THE DIRECTORS EITHER BY A RESOLUTION PASSED AT A BOARD OF DIRECTORS MEETING OR BY AN INSTRUMENT IN WRITING SIGNED BY ALL THE DIRECTORS.

Number of Directors:
Min Number Of Directors:	1
Max Number Of Directors:	7
Business Restricted To:	NONE
Business Restricted From:	NONE

Other Provisions:	THE ATTACHED SCHEDULE OF OTHER PROVISIONS IS INCORPORATED INTO AND FORMS PART OF THIS FORM.

BCA Section/Subsection:	173(1)(A), (M.1) & (N)

Professional Endorsement Provided:

Future Dating Required:

Annual Return

File Year	Date Filed
2008	2008/05/08
2007	2007/10/11
2006	2007/01/10

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Share Structure	ELECTRONIC	2004/05/27
Other Rules or Provisions	ELECTRONIC	2004/05/27
Consent and Undertaking	10000503000706023	2004/08/19
Other Rules or Provisions	ELECTRONIC	2008/12/15

Registration Authorized By: CAROLYN E. SIMPSON

SOLICITOR